EXHIBIT 32.1

FOOT LOCKER, INC.

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the Quarterly Report on Form 10-Q of Foot Locker, Inc. (the “Registrant”) for the quarterly period ended July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Matthew D. Serra, as Chief Executive Officer of the Registrant and Bruce L. Hartman as Chief Financial Officer of the Registrant, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:    September 8, 2004

/s/ MATTHEW D. SERRA

Matthew D. Serra
Chief Executive Officer

/s/ BRUCE L. HARTMAN

Bruce L. Hartman
Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes–Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except to the extent that the Registrant specifically incorporates it by reference. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.